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                                                                     Exhibit 8.1

        List of significant subsidiaries, jointly controlled entities and associated companies of Brilliance China Automotive as of December 31, 2004.

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                                                                       JURISDICTION
                                                                            OF
SUBSIDIARIES                                                           INCORPORATION
-------------------------------------------------------------------    -------------
Shenyang Brilliance JinBei Automobile Co., Ltd.                            China
Ningbo Yuming Machinery Industrial Co., Ltd.                               China
Shenyang XingYuanDong Automobile Component Co., Ltd.                       China
Shenyang Jianhua Motors Engine Co., Ltd.                                   China
Ningbo Brilliance Ruixing Auto Components Co., Ltd.                        China
Mianyang Brilliance Ruian Automotive Components Co., Ltd.                  China
Shenyang JinBei Automotive Industry Holdings Company Ltd.                  China
Shenyang Xinjinbei Investment and Development Co., Ltd.                    China
Shenyang Brilliance Dongxing Automotive Component Co., Ltd.                China
Shenyang JinDong Development Co., Ltd.                                     China
Shenyang ChenFa Automobile Component Co., Ltd.                             China
Shanghai Hidea Auto Design Co., Ltd.                                       China
Shenyang Brilliance Power Train Machinery Co., Ltd.                        China
Shenyang YuanChen Automotive Component Co., Ltd.                           China
China Brilliance Automotive Components Group Limited                      Bermuda
Southern State Investment Limited                                           BVI
Beston Asia Investment Limited                                              BVI
Pure Shine Limited                                                          BVI
Key Choices Group Limited                                                   BVI
Brilliance China Automotive Finance Ltd.                                    BVI

JOINTLY CONTROLLED ENTITIES
Mianyang Xinchen Engine Co., Ltd.                                          China
Shenyang HuaBao Automotive Sales Service Co., Ltd.                         China
Shenyang Xinguang Brilliance Automobile Engine Co., Ltd.                   China
Shanghai Kowin Automotive Component Co., Ltd.                              China
BMW Brilliance Automotive Ltd.                                             China

ASSOCIATED COMPANIES
Chongqing FuHua Automotive Sales Service Co., Ltd.                         China
Chongqing Baosheng Automotive Sale and Service Co., Ltd.                   China
Shenyang Aerospace Mitsubishi Motors Engine Manufacturing Co., Ltd.        China
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